UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1280 Rancho Conejo Blvd
Thousand Oaks, California		91320
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 623-4211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 22, 2026, Atara Biotherapeutics, Inc. (the “Company”) notified Yanina Grant-Huerta, the Company’s Chief Accounting Officer, that her employment with the Company would end effective July 17, 2026.

(c)

On June 26, 2026, the Company’s Board of Directors appointed Kevin G. Sarney, Life Science Practice Leader at Charles River CFO, Inc. (“CRCFO”), as interim chief financial officer, effective as of June 26, 2026. In connection with his appointment, Mr. Sarney will serve as the Company’s principal financial officer and principal accounting officer. Mr. Sarney will provide interim chief financial officer services pursuant to a consulting agreement with CRCFO to which the Company is a party (the “Consulting Agreement”). Under the Consulting Agreement, the Company will pay CRCFO an agreed upon hourly rate for Mr. Sarney’s services. Mr. Sarney will not receive any compensation directly from the Company. The Consulting Agreement may be terminated by either the Company or CRCFO upon 30 days written notice. Mr. Sarney will enter into the Company’s standard indemnification agreement for directors and executive officers.

Mr. Sarney, age 61, has over 25 years of finance and accounting experience with life science companies. Since January 2021, Mr. Sarney has served as a consultant at CRCFO, a provider of strategic and operational finance and accounting services for life science companies. Prior to joining CRCFO, Mr. Sarney served in executive finance positions with a number of publicly traded and privately held life science companies. Earlier in his career, Mr. Sarney was an auditor at PricewaterhouseCoopers. Mr. Sarney received a B.S. in Management from the University of Hartford, an M.S. in Accounting from the Sawyer Business School at Suffolk University, and an M.B.A. in Finance from the Questrom School of Business at Boston University. In addition, Mr. Sarney is a licensed Certified Public Accountant in Massachusetts.

There are no arrangements or understandings between Mr. Sarney and any other person pursuant to which Mr. Sarney was appointed principal financial officer and principal accounting officer. There are no family relationships between Mr. Sarney and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Sarney and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARA BIOTHERAPEUTICS, INC.

Date:	June 26, 2026	By:	/s/ AnhCo Thieu Nguyen
AnhCo Thieu Nguyen, Ph.D. President and Chief Executive Officer (Duly Authorized Officer and Principal Executive Officer)